UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): April 1, 2002

                               TBM Holdings, Inc.
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                 (Exact name of registrant specified in charter)


        Florida                0-18707                 59-2824411
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     (State of            (Commission File           (IRS Employer
    Incorporation)             Number)             Identification No.)


                                 136 Main Street
                           Westport, Connecticut 06880
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               (Address of principal executive offices) (Zip Code)


                                 (203) 227-6140
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               (Registrant's telephone number, including area code)




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          (Former name or former address, if changed since last report)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

      On March 28, 2002, three creditors of Presto Lifts, Inc. ("Presto"), a subsidiary of TBM Holdings, Inc. (the "Company"), filed an involuntary petition against Presto under Chapter 7 of the United States Bankruptcy Code with the United States Bankruptcy Court for the District of Rhode Island (the "Bankruptcy Court"). The case is being administered under the case name IN RE PRESTO LIFTS, INC., Case No. 02-11154. The Company was not named as a debtor in this bankruptcy proceeding and continues to operate its other businesses.

      At the time of the filing of the involuntary bankruptcy petition, the Company and Presto were in the process of completing a proposed transaction which contemplated the foreclosure by Bank One, N.A. ("Bank One") on collateral securing Presto's obligations under a guaranty Presto had given to the bank to secure the payment and performance of obligations owed by Long Reach, Inc. ("Long Reach"), a subsidiary of the Company, to Bank One. Such collateral consisted of substantially all of the assets of Presto, which is in the business of, among other things, manufacturing and selling lift tables, stackers, pallet trucks and related parts to material handling dealers and industrial catalogues. At the time of the filing of the involuntary bankruptcy petition, Presto and Long Reach were in default of their respective obligations to Bank One. Simultaneously with the completion of such foreclosure, the Company and Presto were to have facilitated the sale of Presto's assets by Bank One under Article 9 of the Uniform Commercial Code of the State of Texas to Southworth International Group, Inc. ("Southworth"), or its affiliate. The net proceeds of such sale were to have been applied to reduce the obligations of Long Reach and Presto to Bank One.

      The proposed transaction described above was suspended by the filing of the involuntary bankruptcy case.

      On March 29, 2002, the Bankruptcy Court granted Presto's motion to convert the bankruptcy proceeding from a Chapter 7 to a Chapter 11 case for the purpose of permitting the sale of Presto's assets to Southworth, with all proceeds from the sale of such assets being placed into escrow pending proof of the validity of Bank One's claim. Presto's bankruptcy case will be converted from a Chapter 11 proceeding to a Chapter 7 proceeding following the completion of the sale of its assets.

      On April 1, 2002, Presto sold substantially all of its assets to Southworth. The purchase price for Presto's assets was $4.0 million, subject to adjustment. The proceeds from the sale of Presto's assets were placed into escrow in accordance with the Bankruptcy Court's order, and will be distributed in accordance with any final order of the Bankruptcy Court.

      A copy of the asset purchase agreement relating to the sale of Presto's assets is filed as Exhibit 10.1 to this Current Report on Form 8-K. Any description of the asset purchase agreement contained herein is qualified in its entirety by reference to such Exhibit.


ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a):  Financial Statements of Businesses Acquired.  Not applicable.


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(b): Pro Form Financial Information. It is impracticable at this time for the Company to provide any pro forma financial information that may be required to be included herein. The Company undertakes to file any such required pro forma financial information as soon as practicable, but in no event later than June 17, 2002.

(c):  Exhibits.

      10.1 Asset Purchase Agreement, dated April 1, 2002, by and among Southworth International Group, Inc. and Presto Lifts, Inc.

      10.2 Warranties, Representations, Indemnity, and Trademark/Tradename Agreement, dated April 1, 2002, by and among Southworth International Group, Inc., Presto Lifts, Inc., TBM Holdings, Inc. and Long Reach, Inc.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    TBM HOLDINGS, INC.


                                    By:/s/ William A. Schwartz
                                       --------------------------------------
                                           William A. Schwartz
                                           President and Chief Executive Officer

Dated:  April 2, 2002



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                                       Exhibit Index


      10.1 Asset Purchase Agreement, dated April 1, 2002, by and among Southworth International Group, Inc. and Presto Lifts, Inc.

      10.2 Warranties, Representations, Indemnity, and Trademark/Tradename Agreement, dated April 1, 2002, by and among Southworth International Group, Inc., Presto Lifts, Inc., TBM Holdings, Inc. and Long Reach, Inc.


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